Exhibit 23.5

Harry Elias Partnership LLP
SGX Centre 2, #17-01
4 Shenton Way
Singapore 068807

T: +65 6535 0550
F: +65 6438 0550
www.harryelias.com

We do not accept service of court documents by fax

For the attention of Board of Directors	Date:	7 July 2025
Your ref:
Amber International Holding Limited	Our ref:	2025.044314.CT
c/o 1 Wallich Street	Direct:	+65 6361 9392 / 863
#30-02, Guoco Tower	Email:	claudiateo@harryelias.com
Singapore 078881		tienweitan@harryelias.com

By email only

Dear Sirs,

AMBER INTERNATIONAL HOLDING LIMITED – FORM F-3

All capitalised terms used in this letter shall have the same meaning as defined in the Form F-3.

We, Harry Elias Partnership LLP, have acted as legal advisers as to the laws of Singapore to Amber International Holding Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”).

We hereby consent to reference our name in the Company’s Registration Statement on Form F-3, including the documents incorporated by reference therein, as amended and supplemented (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

Save for the matters opined in the Registration Statement only, we do not make, or purport to make, any statement in the Registration Statement and are not aware of any statement in the Registration Statement which purports to be based on a statement made by us, and we make no representation, express or implied, regarding, and to the extent permitted by law, take no responsibility for, any statement in or omission from the Registration Statement.

Yours faithfully

/s/ Claudia Teo

Name	:	Claudia Teo
Designation	:	Partner

For and on behalf of

Harry Elias Partnership LLP

Harry Elias Partnership LLP is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act 2005, UEN T10LL0175E and with our registered place of business at 4 Shenton Way #17-01 SGX Centre 2 Singapore 068807. We are regulated by the Law Society of Singapore and the Legal Services Regulatory Authority.